Exhibit 99.1

Evine Live Inc. Agrees to Complete Block Repurchase from NBCUniversal

MINNEAPOLIS, January 31, 2017 (GLOBE NEWSWIRE) -- Evine Live Inc. (“Evine”) (NASDAQ:EVLV), a multiplatform video commerce company (evine.com), today announced that on Monday, January 30, 2017, it agreed to purchase a block of 4,400,000 shares of its common stock, representing approximately 6.9% of shares outstanding, for approximately $4.9 million or $1.12 per share in a private transaction with NBCUniversal Media, LLC, a subsidiary of Comcast Corporation (“Comcast”)(NASDAQ:CMCSA). The Company will use cash on hand to buy back the shares and the transaction is expected to settle within two business days.

Executive Commentary

Bob Rosenblatt, Chief Executive Officer at Evine, stated, "Comcast and NBCUniversal have and continue to be great business partners, as our network is distributed on Comcast’s cable television systems. We were happy to work with them to efficiently reduce this non-core investment that Comcast inherited in their acquisition of NBCUniversal in 2011. We look forward to continuing to partner with Comcast to build a strong future for Evine.”

Other Information

Craig-Hallum Capital Group LLC served as financial advisor to Evine.

No further share repurchases by Evine are contemplated at this time. The Company does not currently have a share buyback plan in place.

The Company filed a Form 8-K with the SEC today with further details about this transaction.

About Evine Live Inc.
Evine Live Inc. (NASDAQ:EVLV) operates Evine, a digital commerce company that offers a compelling mix of proprietary and name brands directly to consumers in an engaging and informative shopping experience via television, online and on mobile. Evine reaches approximately 87 million cable and satellite television homes 24 hours a day with entertaining content in a comprehensive digital shopping experience.

Please visit www.evine.com/ir for more investor information.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as anticipate, believe, estimate, expect, intend, predict, hope, should, plan, will or similar expressions. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees or estimated cost savings from contract renegotiations; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships and develop key partnerships and proprietary and exclusive brands; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our credit facilities covenants; customer acceptance of our branding strategy and our repositioning as a digital commerce company; the market demand for television station sales; changes to our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; including without limitation, regulations of the Federal Communications Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; our ability to obtain and retain key executives and employees; our ability to attract new customers and retain existing customers; changes in shipping costs; our ability to offer new or innovative products and customer acceptance of the same; changes in customers viewing habits of television programming; and the risks identified under “Risk Factors” in our recently filed Form 10-K and any additional risk factors identified in our periodic reports since the date of such Form 10-K. More detailed information about those factors is set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Media:

Dawn Zaremba

Evine Live Inc.

press@evine.com

(952) 943-6043

Investors:

Michael Porter

Evine Live Inc.

mporter@evine.com

(952) 943-6517